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                                                               Exhibit 99.2N(ii)

                         INDEPENDENT AUDITORS' CONSENT

                                 DECS Trust II

     We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement of DECS Trust II (the "Trust") on Form N-2 of our report dated October 28, 1997 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the headings "Experts" and "Statement of Assets, Liabilities and Capital" in the Prospectus, which are parts of the Registration Statement.

Arthur Andersen LLP
New York, New York
October 28, 1997